SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 1, 2006
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter )

Delaware	000-23186	62-1413174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)
2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)
(205) 444-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A amends the Form 8-K filed by BioCryst Pharmaceuticals, Inc. on February 2, 2006 (file no. 000-23186) (the “Form 8-K”).

Item 1.01 Entry Into A Material Definitive Agreement.
As disclosed in the Form 8-K, On February 2, 2006, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that it entered into a Development and License Agreement dated as of February 1, 2006 (the “Mundipharma Agreement”), with Mundipharma International Holdings Limited (“Mundipharma”). The Mundipharma Agreement is a collaboration between the Company and Mundipharma for development and commercialization of the Company’s lead clinical compound forodesine hydrochloride, or BCX-1777, in markets across Europe, Asia and Australasia for the treatment of certain T-cell and B-cell mediated diseases in the area of oncology.

The Form 8-K included a description of the material terms of the Mundipharma Agreement. A redacted copy of the Mundipharma Agreement is attached as Exhibit 10.2 to this Form 8-K/A and incorporated herein by reference.
Item 9.01. Exhibits.

Exhibit No.	Description
10.2
License Agreement dated as of February 1, 2006, by and between BioCryst Pharmaceuticals, Inc. and Mundipharma International Holdings Limited. (Portions omitted pursuant to request for confidential treatment.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2006		BioCryst Pharmaceuticals, Inc.

	By:	/s/ Michael A. Darwin

Michael A. Darwin
Chief Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.2
License Agreement dated as of February 1, 2006, by and between BioCryst Pharmaceuticals, Inc. and Mundipharma International Holdings Limited. (Portions omitted pursuant to request for confidential treatment.)